UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 6, 2015

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Suite 23, 3301 Spring Mountain Rd,
Las Vegas, NV 89102
	(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	702-776-8066

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 6, 2015, the Audit Committee of the Board of Directors (the "Audit Committee") of San Lotus Holding Inc. (the "Company") concluded that the financial statements contained in the Company's Annual Reports on Form 10-K for the fiscal year ended on December 31, 2013, and Quarterly Reports on Form 10-Q for the three months ended March 31, June 30, and September 30, 2014 (the "Financial Statements") should no longer be relied on because (1) the balance sheets in the Financial Statements erroneously classify the land purchased by Company in 2013 and 2014 as current assets; (2) the balance sheets in the Financial Statements fail to properly reflect the value of each land purchased in 2013 and 2014 at its historical carrying value; and (3) the cash flow statements in the Financial Statements fail to classify the land purchase transactions in 2013 and 2014 as non-cash.

The Company intends to file as soon as practicable restated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the three months ended March 31, June 30, and September 30, 2014. The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company's independent registered public accounting firm, KCC & Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: March 6, 2015

 By:  /s/ Chen, Li-Hsing________________

      Chen Li-Hsing

   President and Chairman of the Board